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                                                                   EXHIBIT 99.1

                              [FRONT SIDE OF PROXY]

                                      PROXY
                          SOUTHERN MINERAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Steven H. Mikel and James H. Price, and either of them, as proxies (the "Proxies"), with the power of substitution, and authorizes the Proxies to represent and to vote at the Special Meeting of Stockholders to be held on January 28, 1998, or any adjournment thereof, all the shares of common stock, par value $0.01 per share, of Southern Mineral Corporation held of record by the undersigned on December 26, 1997, as designated below.

          1. The approval of the issuance of up to 3,333,333 shares of common stock, par value $0.01 per share, of Southern Mineral Corporation upon consummation of the merger, as contemplated by the Amended and Restated Agreement and Plan of Merger, pursuant to which a wholly owned subsidiary of Southern Mineral Corporation will merge with and into Amerac Energy Corporation, and Amerac Energy Corporation will become a wholly owned subsidiary of Southern Mineral Corporation.

               |_| FOR                 |_|  AGAINST             |_| ABSTAIN

          2. The approval and adoption of Amended and Restated Articles of Incorporation of Southern Mineral Corporation which (i) increase the number of authorized shares of common stock, par value $0.01 per share, of Southern Mineral Corporation from 20 million to 50 million and (ii) authorize the issuance of up to five million shares of "blank check" preferred stock.

               |_| FOR                 |_|  AGAINST             |_| ABSTAIN

          3. The approval and adoption of the Southern Mineral Corporation 1997 Stock Option Plan.

               |_| FOR                 |_|  AGAINST             |_| ABSTAIN

          4. The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the Special Meeting.

               |_| FOR                 |_|  AGAINST             |_| ABSTAIN

                             [REVERSE SIDE OF PROXY]

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned. Please refer to the Joint Proxy Statement/Prospectus for a discussion of each of these matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. As to any other matter, the Proxies shall vote in accordance with their best judgment.

     Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate, limited liability company or partnership official, please give your full title as such and the full name of the entity on behalf of whom you are signing.




   Dated:
         -------------------------            -------------------------
                                              Signature of Stockholder


                                              -------------------------
                                              Signature if held jointly



   PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE
                               ENCLOSED ENVELOPE.